Exhibit 99.1
TABLE OF CONTENTS

1. Definitions	1

2. The Employment Period	3

3. Exclusive Compensation	6

4. Termination of the Employment Period	6

5. Severance	8

6. The Executive’s Right of Election	9

7. The Advisory Period	9

8. Termination of the Advisory Period	11

9. Severance	12

10. Inventions, Confidential Information and Related Matters	12

11. No Other Contracts	13

12. Notices	13

13. Indemnification and Insurance; Legal Expenses	14

14. Miscellaneous	15

EMPLOYMENT AGREEMENT
          This Employment Agreement (the “Agreement) made this 30th day of January, 2008, by and between Aéropostale, Inc., a Delaware corporation having an office at 112 West 34th Street, New York, New York 10120 (the “Company”) and Julian R. Geiger, residing at 7 Chowning Drive, Malvern, Pennsylvania 19355 (the “Executive”).
          WHEREAS, the Executive presently serves as the Chief Executive Officer and Chairman of the Board of the Company; and
          WHEREAS, the agreements pursuant to which the Executive serves in such capacities expire on January 31, 2008; and
          WHEREAS, the Company and the Executive wish to continue the Executive’s service to the Company on the terms and conditions hereinafter set forth;
          NOW, THEREFORE, in consideration of the mutual covenants and promises made herein, the parties hereto agree as follows:
1. Definitions.
     For purposes of this Agreement, the terms listed below shall be defined as indicated.
     Advisory Fee: See Section 7 (b) (i).
      Advisory Period: The period commencing on the Election Date and terminating on January 31, 2011, inclusive, unless sooner terminated pursuant to the terms of this Agreement.
     Affiliate: A domestic or foreign business entity controlled by, controlling or under common control with the Company.
     Base Salary: See Section 2 (b) (i).
     Board: The Board of Directors of the Company.
     Bonus: See Section 2 (b) (ii).
     Cause: See Sections 4 (a) and 8 (a).
     Change of Control: Either (i) the acquisition by any person or entity of, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities of the Company representing 33-1/3% (or more) of the total voting power of all of the Company’s then outstanding voting securities; or (ii) a merger or consolidation of the Company in which the Company’s voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities (owned by stockholders in substantially the same proportions as their ownership immediately prior to such merger or consolidation) that represent, a majority of the voting power of all of the voting securities of the surviving entity immediately after the merger or consolidation; or (iii) a sale of substantially all of the assets of the Company or a liquidation or dissolution of the Company; or (iv) individuals, who, as of February 1, 2008, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the February 1, 2008 whose election or nomination for election by the Company’s stockholders was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.
     Common Stock: The $.01 par value common stock of the Company.
     Component: For the 2008 Fiscal Year, either of Earnings Per Share or Operating Income, and for each subsequent Fiscal Year, any such measurement of performance as the Compensation Committee of the Board shall establish for the purpose of determining the Bonus.
     Confidential Information: All secret proprietary information of the Company and its Subsidiaries, not otherwise publicly disclosed (except if disclosed by the Executive in violation of this Agreement), whether or not discovered or developed by the Executive, known by the Executive as a consequence of the Executive’s employment with the Company at any time (including prior to the commencement of this Agreement) as an employee or agent. Without limiting the generality of the foregoing, such proprietary information shall include (a) customer lists, (b) acquisition, expansion, marketing, financial and other business information and plans, (c) research and development, (d) computer programs, (e) sources of supply, (f) identity of specialized consultants and contractors and confidential information developed by them for the Company and its Subsidiaries, (g) purchasing, operating and other cost data, (h) special customer needs, cost and pricing data, (i) manufacturing methods, (j) quality control information, (k) inventory techniques, and (1) employee information; provided that any of such information is not generally known in the industries in which the Company and its Subsidiaries are conducting business or shall at any time during the Employment Period or the Advisory Period conduct business, including (without limitation) the apparel retailing industry. Confidential Information also includes the overall business, financial, expansion and acquisition plans of the Company and its Subsidiaries, and includes information contained in manuals, memoranda, projections, minutes, plans, drawings, designs, formula books, specifications, computer programs and records, whether or not marked or otherwise identified by the Company and its Subsidiaries as Confidential Information, as well as information which is the subject of meetings and discussions and not so recorded.
     Disability: The absence, on a full-time basis, of the Executive from the Executive’s duties to the Company for a total of 120 days during any 12-month period of the Employment Period or of the Advisory Period, as the case may be, as a result of incapacity due to mental or physical illness which is determined to be permanent by a physician selected by the Company and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).
     Earnings Per Share: the Company’s net income available to holders of Common Stock, divided by the weighted average number of shares of Common Stock outstanding. Such weighted average number of shares includes (i) outstanding Common Stock plus (ii) Common Stock that would have been outstanding if the Company’s derivative securities (including, but not limited to stock options and restricted shares) had been issued.
     Effective Date: February 1, 2008.
     Election Date: The date upon which an election made by the Executive pursuant to Section 6 becomes effective.
     Employment Period: The period commencing on the Effective Date and terminating on the earlier of (i) the Election Date or (ii) January 31, 2011, inclusive, unless sooner terminated pursuant to the terms of this Agreement.
     Fiscal Year: The 52 or 53 week period ending on the Saturday closest to January 31 of each calendar year. Fiscal Years shall be referred to herein on the basis of the calendar year which contains 11 months of such Fiscal Year. (For example, “2008 Fiscal Year” means the twelve-month period ending January 31, 2009).
     Inventions: Those discoveries, developments, concepts and ideas, whether or not patentable, relating to the present, future and prospective activities and Products and Services of the Company and its Subsidiaries, which such activities and Products and Services are known to the Executive by virtue of the Executive’s employment with the Company and its Subsidiaries.
     Operating Income: The Company’s net sales; less cost of sales and selling, general and administrative expenses; before interest income and income taxes.
     Plan: The Aéropostale, Inc. Executive Retiree Medical and Dental Plan, effective as of August 1, 2004, as amended.
     Products and Services: All products or services sold, rented, leased, rendered or otherwise made available to its customers by the Company and its Subsidiaries, or otherwise the subject of the business of the Company and its Subsidiaries.
     Restricted Period: The period beginning on the Effective Date and ending on the later of (i) the termination of this Agreement or (ii) the date upon which all payments to the Executive under Sections 5 and 9 shall have been required to have been made.
     SERP: The Company’s Supplemental Executive Retirement Plan, as amended and restated effective December 31, 2007.
     Subsidiary: Any entity of which the Company owns, directly or indirectly, 50% or more of the aggregate voting power of the voting securities.
2. The Employment Period.
     (a) Employment.
     (i) Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby accepts employment, in the position of Chief Executive Officer and Chairman of the Board of the Company. The Executive agrees during the Employment Period to perform to the best of the Executive’s ability, experience and talent those acts and duties and to furnish those services to the Company and its Subsidiaries in connection with and related to such positions as the Board shall from time to time direct, provided such acts and directives are consistent with the duties of Chief Executive Officer and Chairman of the Board. The Executive shall, during the Employment Period, use his best efforts to promote the interests of the Company and its Subsidiaries.
     (ii) During the Employment Period the Executive’s principal place of employment shall be located at one of the Company’s principal places of business or principal executive office, wherever located as designated from time to time by the Board, and the Executive shall be provided with secretarial services, an office and similar support services and facilities as appropriate to the Executive’s position and responsibilities and of at least substantially the same quality as provided to the Executive during the Company’s 2007 Fiscal Year.
     (iii) During the Employment Period, the Executive shall devote his full business time and best efforts to the business affairs of the Company; however, the Executive may devote reasonable time and attention to:
          (A) serving as a director of, or member of a committee of the directors of, any not-for-profit organization or engaging in other charitable or community activities; and

          (B) serving as a director of, or member of a committee of the directors of, the corporations or organizations for which the Executive presently serves in such capacity, and such other corporations and organizations that the Board may from time to time approve in the future; and
          (C) owning and managing personal and family assets, including a family-owned inn in Massachusetts and related or comparable properties and enterprises;
provided that, except as specified above, the Executive may not accept employment with any other individual or other entity, or engage in any other venture which is indirectly or directly in conflict or competition with the then existing business of the Company.
     (b) Compensation and Benefits.
     (i) Base Salary.
     The Company shall pay the Executive a Base Salary in the amount of $1,000,000 per annum for each Fiscal Year during the Employment Period. The Base Salary shall be reviewed annually by the Compensation Committee of the Board for increase, based upon such criteria as the Board shall determine. The Base Salary shall be payable in equal installments pursuant to the Company’s customary payroll policies in force at the time of payment (but in no event less frequently than monthly), less required payroll deductions.
     (ii) Bonus.
          (A) The Company shall pay the Executive a Bonus in cash for each Fiscal Year during the Employment Period, based upon levels of performance determined by the Compensation Committee of the Board for such Fiscal Year and in accordance with the Company’s bonus program for senior executives with employment contracts. For the 2008 Fiscal Year, the Compensation Committee of the Board has determined, in a meeting on January 29, 2008, that (1) performance will be measured by Earnings Per Share and Operating Income and (2) for each Component that reaches the “Threshold” level for such Fiscal Year, the Executive shall receive a bonus equal to 37.5% of the Base Salary for such Fiscal Year; for each Component that reaches the “Target” level, 75% of such Base Salary; and for each Component that reaches the “Max” level, 150% of such Base Salary. For each subsequent Fiscal Year during the Employment Period, the Compensation Committee of the Board shall establish the Components and the percentages of the Base Salary applicable to each performance level. If a Component fails to reach the “Threshold” level for a Fiscal Year, there shall be no Bonus attributable to such Component for such Fiscal Year. If a Component falls between two performance levels, the percentage of Base Salary constituting the Bonus attributable to such Component shall be in proportion to the relationship between the Component and the two levels. In no event shall the aggregate Bonus for any Fiscal Year exceed 300% of the Base Salary for such Fiscal Year. Except as otherwise provided in subsection (B) below, the Company shall pay the Bonus to the Executive as soon as reasonably practicable, but in no event later than 30 days following the Company’s receipt of its audited financial statements for such Fiscal Year.
          (B) If the Employment Period shall terminate during a Fiscal Year, then each Component shall be deemed to have reached the “Target” level for such Fiscal Year, and the Company shall pay the pro rata Bonus for such partial Fiscal Year to the Executive no later than 10 days after the termination of the Employment Period.
     (iii) Incentives.
          (A) Simultaneously with the execution of this Agreement, the Company shall grant to the Executive 186,000 restricted shares of Common Stock (the “Incentive Grant”). Such shares shall vest upon the earlier of (1) February 1, 2009, and (2) the termination of this Agreement for any reason (except for a termination pursuant to Section 4 (e)). In addition, on the first day of each month during the Employment Period, commencing February 1, 2009, the Company shall pay to the Executive in cash an amount equal to one-twelfth of the value on the Effective Date of the Incentive Grant.
          (B) All options to purchase Common Stock, and all restricted shares of Common Stock, granted by the Company to the Executive prior to the Effective Date shall vest upon the earliest of (1) the stated vesting date of the relevant grant, (2) the Election Date, and (3) the termination of this Agreement for any reason. In the event of the death or Disability of the Executive, whether or not during the Employment Period, the Executive or his personal representative (as the case may be) shall have the right, for a period of 6 months from the date of such death or Disability, to exercise any or all outstanding options to purchase Common Stock.
               (C) The Company shall pay to the Executive in cash, on the last business day of each month during the Employment Period, commencing February 27, 2009, the amount of $233,000.
     (iv) Other Benefits.
          The Executive shall be entitled, during the Employment Period, to participate, on the same basis and to the same extent as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability and hospital plans and other fringe benefits or benefit plans presently in effect and hereafter maintained or created by the Company. In addition, Executive shall receive an automobile allowance in the amount of $8,500 per year, payable monthly. During the Employment Period, Company agrees not to reduce the benefits provided to the Executive. Service with the Company, any Subsidiary, or Federated Department Stores, Inc. (“Federated”) or any affiliate of Federated shall be recognized for vesting purposes under any benefit plan of the Company.
     (v) Vacation.
          The Executive may take such vacation period or periods during each year as shall be consonant with the Executive’s responsibilities and with the Company’s vacation schedule and policies for senior officers, which vacation shall be at least five weeks per calendar year.
     (vi) Expenses.
          Pursuant to the Company’s customary policies in force at the time of payment, the Executive shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorized expenses properly incurred by the Executive on the Company’s behalf in the performance of the Executive’s duties hereunder.
3. Exclusive Compensation.
          In respect of services rendered to the Company during the Employment Period, the Executive shall receive only the compensation set forth in Sections 2, 4 and 5.
4. Termination of the Employment Period.
     The Employment Period shall continue as described in Section 1 unless earlier terminated:

     (a) By the Company for Cause.
               The Company may discharge the Executive and terminate the Employment Period for Cause. As used herein, “Cause” shall mean any one or more than one of the following:
          (i) Gross negligence or willful misconduct of the Executive in the performance of his duties hereunder during the Employment Period,
          (ii) The Executive’s conviction of a fraud, felony or crime of moral turpitude during the Employment Period;
          (iii) The Executive’s willful failure to follow instructions of the Board, which instructions are material, legal and not inconsistent with the duties assigned to the Executive hereunder, and which failure is not cured within 5 business days after written notice of such is delivered to the Executive by the Board with respect to failures which are curable; or
          (iv) Any breach of any of the material terms of this Agreement by the Executive which is not cured within 5 business days after written notice of breach is delivered to Executive by the Board with respect to breaches which are curable.
Upon discharge of the Executive for Cause, the Company shall be relieved and discharged of all obligations to make payments to the Executive which would otherwise be due under this Agreement except as to Base Salary, Bonus and benefits earned for actual services rendered prior to the date of termination, reimbursable expenses under Section 2 (b) (vi), and payments pursuant to SERP.
     (b) By the Executive for Good Reason.
               The Executive may terminate the Employment Period upon the occurrence of any of the following:
          (i) Any breach of any of the material terms of this Agreement by the Company;
          (ii) Without the consent of the Executive, a material reduction in the authorities, powers, functions and/or duties attached to the Executive’s position;
          (iii) Without the consent of the Executive, the relocation of the principal location of the Executive’s employment to a location more than 25 miles from its current location, unless such relocation is proposed by the Chief Executive Officer;
          (iv) The Executive is removed from or not re-elected to the Board or the offices of Chairman of the Board and Chief Executive Officer of the Company; or
          (v) There shall occur a Change of Control.
     (c) On the Executive’s Death or Disability.
               The Employment Period shall terminate, and the Company shall be relieved and discharged of all obligations to make further payment to the Executive after the date of the death or Disability of the Executive, except as to Base Salary, Bonus and benefits earned for actual services rendered prior to the date of the death or Disability of the Executive, reimbursable expenses under Section 2 (b) (vi), and payments pursuant to SERP.

     (d) By the Company Without Cause.
          The Company may, on 30 days written notice to the Executive, terminate the Employment Period without Cause at any time during the Employment Period.
     (e) By the Executive Without Good Reason.
          The Executive may terminate the Employment Period at any time upon written notice to the Company. In the event of a termination by the Executive pursuant to this subsection (e), the Company shall be relieved and discharged of all obligations to make further payment to the Executive after the date as of which the Employment Period terminates, except as to Base Salary, Bonus and benefits earned for actual services rendered prior to such date, reimbursable expenses under Section 2 (b) (vi), and payments pursuant to SERP.
All amounts payable to the Executive under this Section 4 (except for payments pursuant to SERP) shall be paid to the Executive in a single lump sum in cash not later than ten (10) days after the date of termination.
     (f) SERP.
          Upon any termination of the Employment Period, the Company shall pay to the Executive all benefits to which the Executive is entitled under SERP, without offset, deduction or diminution of any kind. All such benefits shall be paid in a single lump sum in cash immediately, as provided by SERP, except as may otherwise be required by applicable law.
5. Severance.
     Upon termination of the Employment Period pursuant to Sections 4 (b) or 4 (d), (but in any event not upon termination of the Employment Period pursuant to Sections 4 (a), 4 (c), 4 (e), 6 or upon expiration of the Employment Period on January 31, 2011), and so long as the Executive executes a mutual general release with the Company in the Company’s customary form and the Executive has not breached any of his representations set forth in Section 11, the Company shall pay to the Executive:
          (a) an amount equal to the greater of (i) the amount of Base Salary due and owing Executive through the expiration of the Employment Period (such amount to be calculated based upon his then current Base Salary), and (ii) one (1) times his then applicable Base Salary;
          (b) an amount equal to the pro rata Bonus (based upon the portion of the Fiscal Year elapsed to the date of such termination), as provided in Section 2 (b) (ii) (B); and
          (c) reimbursable expenses pursuant to Section 2 (b) (vi).
          All amounts payable pursuant to this Section 5 shall be paid to the Executive in a single lump sum in cash not later than five (5) days after the date of termination.
6. The Executive’s Right of Election.
     The Executive may, by written notice to the Company at any time commencing February 1, 2009, elect to terminate the Employment Period and commence the Advisory Period. Such notice shall state the effective date of such election (the “Election Date”), which may be either the date of such notice or a future date. Upon the Election Date, the Executive shall automatically be retired as an employee of the Company, and the Advisory Period shall immediately begin.

7. The Advisory Period.
     (a) Engagement; Duties.
     (i) Subject to the terms and conditions of this Agreement, the Company hereby engages the Executive, effective upon the Election Date, to serve as a part-time advisor and consultant to the Company and to continue to serve as Chairman of the Board of the Company, and the Executive accepts such engagement. As a part-time advisor and consultant, the Executive shall, upon the Company’s request, provide advice and counsel to the Company with respect to matters in the Executive’s areas of expertise and attend business meetings and functions (collectively, the “Advisory Services”). Each such request by the Company for Advisory Services shall be made upon reasonable prior notice, and the number of such requests made by the Company shall be reasonable. The Advisory Services shall be rendered by the Executive to the Company at mutually agreed times and locations, and the amount of time requested by the Company for rendition of the Advisory Services shall (both for each rendition and in the aggregate) be reasonable.
     (ii) During the Advisory Period, the Company shall provide the Executive with secretarial services, an office and similar support services and facilities as are required to be provided to the Executive during the Employment Period.
     (iii) The Executive’s engagement during the Advisory Period is as an independent contractor, and not as an employee of the Company. Accordingly, except as otherwise expressly provided herein, the Executive shall not be eligible to participate in employee benefit plans offered by the Company to its employees (except that the Executive shall be eligible to participate fully in the Plan), and the Company will not provide to or for the benefit of the Executive any workers’ compensation, disability, Social Security or unemployment insurance coverage. Moreover, the Company will not pay or withhold any federal, state or local taxes with respect to the Executive’s compensation during the Advisory Period, and payment thereof shall be the responsibility solely of the Executive.
     (b) Compensation and Benefits.
     (i) Advisory Fee.
     The Company shall pay the Executive an Advisory Fee of $250,000 per annum during the Advisory Period. The Advisory Fee shall be payable in equal installments pursuant to the Company’s customary payroll policies in force at the time of payment (but in no event less frequently than monthly).
     (ii) Advisory Grants.
     (A) The Company shall grant to the Executive restricted shares of Common Stock for each Fiscal Year during the Advisory Period (the “Advisory Grants”). A grant of 20,000 such shares (an “Initial Grant”) shall be made on the first day of each Fiscal Year, or, if the Advisory Period does not commence on the first day of a Fiscal Year, on the first day of the Advisory Period. Grants of additional shares (an “Additional Grant”) with respect to a Fiscal Year shall be based upon levels of performance, as measured by Earnings Per Share and Operating Income, established by the Compensation Committee of the Board for such Fiscal Year. Each Initial Grant for a Fiscal Year assumes that no Component exceeds the “Threshold” level. For each Component that reaches the “Target” level for a Fiscal Year, the Executive shall receive an Additional Grant of 5,000 shares, and for each Component that reaches the “Max” level, an Additional Grant of 10,000 shares. If a Component falls between performance levels, the Additional Grant attributable to such Component shall be in proportion to the relationship between the Component and the levels. In no event shall the Advisory Grant for any Fiscal Year be less than 20,000 shares or greater than 40,000 shares. Except as otherwise provided in subsection (B) below, the Company shall grant each Additional Grant as soon as reasonably practicable, but in no event later than 30 days following the Company’s receipt of its audited financial statements for such Fiscal Year.

     (B) If the Advisory Period shall terminate during a Fiscal Year, then each Component shall be deemed to have reached the “Target” level for such Fiscal Year, and the Company shall grant the pro rata Additional Grant for such partial Fiscal Year to the Executive no later than 10 days after the termination of the Advisory Period.
     (C) Each Advisory Grant shall vest upon the earliest of (1) one year from the date of such grant; (2) the termination of this Agreement (except for a termination pursuant to Section 8 (e)); and (3) with respect to an Additional Grant granted pursuant to Section 7 (b) (ii) (B), the moment of granting.
     (iii) Expenses.
     Pursuant to the Company’s customary policies in force at the time of payment, the Executive shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorized expenses properly incurred by the Executive on the Company’s behalf in the performance of the Executive’s duties hereunder.
8. Termination of the Advisory Period.
     The Advisory Period shall continue as described in Section 1 unless earlier terminated:
     (a) By the Company for Cause.
          The Company may discharge the Executive and terminate the Advisory Period for Cause. As used herein, “Cause” shall mean any one or more than one of the following:
          (i) Gross negligence or willful misconduct of the Executive in the performance of his duties hereunder during the Advisory Period,
          (ii) The Executive’s conviction of a fraud, felony or crime of moral turpitude during the Advisory Period;
          (iii) The Executive’s willful failure to follow instructions of the Board, which instructions are material, legal and not inconsistent with the duties assigned to the Executive hereunder, and which failure is not cured within 5 business days after written notice of such is delivered to the Executive by the Board with respect to failures which are curable; or
          (iv) Any breach of any of the material terms of this Agreement by the Executive which is not cured within 5 business days after written notice of breach is delivered to Executive by the Board with respect to breaches which are curable.
Upon discharge of the Executive for Cause, the Company shall be relieved and discharged of all obligations to make payments to the Executive which would otherwise be due under this Agreement except as to Advisory Fee and pro rata Additional Grants earned for actual services rendered prior to the date of termination, as well as for reimbursable expenses under Section 7 (b) (iii).
     (b) By the Executive for Good Reason.
          The Executive may terminate the Advisory Period upon the occurrence of any of the following:
          (i) Any breach of any of the material terms of this Agreement by the Company;

          (ii) Without the consent of the Executive, a material reduction in the authorities, powers, functions and/or duties attached to the Executive’s position;
          (iii) The Executive is removed from or not re-elected to the Board or the office of Chairman of the Board; or
          (v) There shall occur a Change of Control.
     (c) On the Executive’s Death or Disability.
               The Advisory Period shall terminate, and the Company shall be relieved and discharged of all obligations to make further payment to the Executive after the date of the death or Disability of the Executive, except as to Advisory Fee and pro rata Additional Grants earned for actual services rendered prior to the date of the death or Disability of the Executive, as well as for reimbursable expenses under Section 7 (b) (iii).
     (d) By the Company Without Cause.
               The Company may, on 30 days written notice to the Executive, terminate the Advisory Period without Cause at any time during the Advisory Period.
     (e) By the Executive Without Good Reason.
               The Executive may terminate the Advisory Period at any time upon written notice to the Company. In the event of a termination by the Executive pursuant to this subsection (e), the Company shall be relieved and discharged of all obligations to make further payment to the Executive after the date as of which the Advisory Period terminates, except as to Advisory Fee and pro rata Additional Grants earned for actual services rendered prior to such date, as well as for reimbursable expenses under Section 7 (b) (iii).
All amounts payable to the Executive under this Section 8 shall be paid to the Executive in a single lump sum in cash not later than ten (10) days after the date of termination.
9. Severance.
     Upon termination of the Advisory Period pursuant to Sections 8 (b) or 8 (d), (but in any event not upon termination of the Advisory Period pursuant to Sections 8 (a), 8 (c), or 8 (e), or upon expiration of the Advisory Period on January 31, 2011), and so long as the Executive executes a mutual general release with the Company in the Company’s customary form and the Executive has not breached any of his representations set forth in Section 11, the Company shall :
          (a) pay to the Executive the amount of Advisory Fee due and owing Executive through the expiration of the Advisory Period, as well as reimbursable expenses pursuant to Section 7 (b) (iii); and
          (b) grant to the Executive the pro rata Additional Grant pursuant to Section 7 (b) (ii) (B).
          All amounts payable pursuant to Section 9 (a) shall be paid to the Executive in a single lump sum in cash not later than five (5) days after the date of termination.
10. Inventions, Confidential Information and Related Matters.
          (a) All Inventions which are at any time made by the Executive, acting alone or in conjunction with others, (i) during the Employment Period or the Advisory Period, or (ii) if based on or related to any Confidential Information, made by the Executive within one year after the termination of this Agreement, shall be the property of the Company. The Executive agrees that he shall, at the cost and expense of the Company, execute formal application for United States and foreign patents, and also do all other acts and things (including, among others, the execution and delivery of instruments of further assurance or confirmation) reasonably necessary or desirable at any time to perfect the full assignment to the Company of the Executive’s right and title (if any) to such Invention.
          (b) Except as required by the Executive’s duties hereunder, the Executive shall not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information or Inventions which are the subject of Section 10 (a) without the prior written consent of the Board, except as required by law. Nothing in this Section 10 (b) shall prevent disclosure of information which has been completely disclosed in a published patent or other integrated publication of general circulation, nor shall this Section 10 govern the right to use Inventions for which a patent may have been issued.
          (c) During the Restricted Period, the Executive shall not, without the prior written approval of the Board, directly or indirectly, within the United States, become an employee or consultant or otherwise render services to, lend funds to, serve on the board of, invest in (other than as a 1% or less shareholder of a publicly-traded corporation) or guarantee the debts of, any business organization that competes with the Company in those retail businesses in which the Company and its Subsidiaries are engaged on the date in question. The Executive shall, during the Restricted Period, notify the Company of any change in address and shall, during the Advisory Period, identify each employment or business activity in which the Executive shall engage (except for those enumerated in Sections 2 (a) (iii) (A), 2 (a) (iii) (B) and 2 (a) (iii) (C)), stating the name and address of the employer or business organization and the nature of the Executive’s position.
          (d) During the Restricted Period, the Executive shall not, without the prior written approval of the Board, directly or indirectly, (i) solicit, raid, entice or induce any person who presently is, or at any time during the six (6) months immediately prior to the date of termination of this Agreement shall be, an employee of the Company or any of its Subsidiaries to become employed by any other person, firm or corporation in any retail business in competition with the Company or (ii) employ in any entity, firm or corporation engaged in any retail business in competition with the Company, any person who presently is, or at any time during the six (6) months immediately prior to the date of termination of this Agreement, shall be an employee of the Company or any of its Subsidiaries.
     11. No Other Contracts.
     The Executive represents and warrants that neither the execution and delivery of this Agreement by the Executive nor the performance by the Executive of the Executive’s obligations hereunder shall constitute a default under or a breach of the terms of any other agreement, indenture or contract to which the Executive is a party or by which the Executive is bound; nor shall the execution and delivery of this Agreement by the Executive or the performance of the Executive’s duties and obligations hereunder give rise to any claim or charge against either the Executive or the Company based upon any other contract, indenture or agreement to which the Executive is a party or by which Executive is bound.
     12. Notices.
     Any notices or communication given by any party hereto to the other party shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid to the following addresses:
     If to the Company:
112 West 34th Street
22nd Floor
New York, New York 10120
Attention: General Counsel.

     If to the Executive:
Julian R. Geiger
7 Chowning Drive
Malvern, Pennsylvania 19355
With copies to:
Julian R. Geiger
2330 Stotesbury Way
Wellington, Florida 33414
and
Julian R. Geiger
40 Central Park South, Apartment 14C
New York, New York 10019.
     Mailed notices shall be deemed given when received. Any person entitled to receive notice may designate in writing, by notice to the other, such other address to which notices to such party shall thereafter be sent.
     13. Indemnification and Insurance; Legal Expenses.
     The Company shall indemnify the Executive to the fullest extent permitted by the laws of the State of Delaware, as in effect at the time of the subject act or omission, and shall advance to the Executive reasonable attorney’s fees and expenses as such fees and expenses are incurred (subject to an undertaking from the Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that the Executive was not entitled to the reimbursement of such fees and expenses), and the Executive will be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (“Directors and Officers Insurance”), against all costs, charges and expenses incurred or sustained by him in connection with any action, suit, claim, dispute, controversy or proceeding to which he may be made a party by reason of his being or having served the Company or any of its Subsidiaries as a director, officer, employee, advisor or consultant of the Company or any of its Subsidiaries or his serving or having served any other enterprise as a director, officer, employee, advisor or consultant at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement or to the extent the same is a result of a breach by the Executive of his representations in Section 11). The Company covenants to maintain Directors and Officers Insurance providing customary benefits to the Executive for the benefit of the Executive (in his capacity as an officer and director of the Company) during and with respect to the Employment Period and the Advisory Period.

     14. Miscellaneous.
          (a) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter.
          (b) Amendment; Waiver. This Agreement may not be amended, supplemented, canceled or discharged, except by written instrument executed by the Executive and the Company. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any preceding breach of this Agreement shall operate as a waiver of a succeeding breach of this Agreement.
          (c) Binding Effect; Assignment. The rights and obligations of the Company under this Agreement shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company’s business and properties; The rights or obligations of the Executive under this Agreement shall bind and inure to the benefit of the Executive, his heirs and personal representatives. The Executive’s rights to receive compensation (including, but not limited to, any or all of Base Salary, Bonus, the Incentive Grant, Advisory Fee and Advisory Grants) may be assigned by the Executive to one or more of his family members or to one or more trusts for the benefit of such family members. The Executive’s obligations under this Agreement may not be assigned by the Executive.
          (d) Headings. The headings contained in this Agreement (except those in Section 1) are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
          (e) Governing Law; Interpretation. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of laws doctrines. Any action, suit, proceeding, claim, dispute or controversy concerning this Agreement or the subject matter thereof shall be brought in the courts of the State of New York, in New York County, or in the federal courts of the United States within the State and County of New York, to the exclusive jurisdiction of which courts the parties hereto hereby agree. Any service of process in any such action, suit, proceeding, claim, dispute or controversy shall be by delivering the same or by mailing the same (by registered or certified mail, return receipt requested) to the relevant addresses set forth in Section 12 or to such other addresses as may have been designated in writing.
          (f) Further Assurances. The Company and the Executive each agrees, at any time and from time to time, to execute, acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and/or assurances as may be necessary, and/or proper to carry out the provisions and/or intent of this Agreement.
          (g) Severability. The Company and the Executive each acknowledges that the terms of this Agreement are fair and reasonable at the date signed by them. However, in light of the possibility of a change of conditions or of differing interpretations by a court of what is fair and reasonable, the Company and the Executive stipulate as follows: if any one or more of the terms, provisions, covenants and restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; further, if any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed, by limiting or reducing it, so as to be enforceable to the extent compatible with then applicable law.
          (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute a single agreement.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.

AÉROPOSTALE, INC.
By:	/s/ Edward M. Slezak
	Name:	Edward M. Slezak
	Title:	General Counsel

/s/ Julian R. Geiger
JULIAN R. GEIGER